CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 19, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of JNL Variable Fund V LLC, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP
Chicago, Illinois
April 12, 2001